Exhibit 99.1

EVgo Inc. Reports Record Fourth Quarter 2024 Results

Issues 2025 Guidance of $340 - $380 Million of Revenue and

Adjusted EBITDA of ($5) Million - $10 Million1

●	Revenue of $67.5 million in the fourth quarter, representing an increase of 35% year-over-year.
●	For the full year 2024, revenue reached a record $256.8 million, an increase of 60% over the full year 2023, meeting the annual guidance range.
●	Charging network revenue totaled a record $46.5 million in the fourth quarter, an increase of 73% year-over-year, representing the 9th sequential quarter of double-digit charging revenue growth.
●	For the full year 2024, charging network revenue reached a record $155.7 million, an increase of 110% over the full year 2023.
●	Network throughput reached a record 84 gigawatt-hours (“GWh”) in the fourth quarter, an increase of 68% year-over-year.
●	Network throughput for the full year 2024 increased to a record 277 GWh, representing growth of 116% over the full year 2023.
●	Added more than 480 new operational stalls during the fourth quarter and over 1,230 operational stalls for the full year 2024.
●	Ended the fourth quarter with approximately 4,080 stalls in operation.
●	Net loss improved 3% year-over-year to ($35.6) million in the fourth quarter 2024, and improved 6% year-over-year to ($126.7) million for full year 2024.
●	Adjusted EBITDA was ($8.4) million for the fourth quarter of 2024, and ($32.5) million for the full year 2024, at the high end of the annual guidance range.

LOS ANGELES  — March 4, 2025 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the fourth quarter ended December 31, 2024. Management will host a webcast today at 8 a.m. ET / 5 a.m. PT to discuss EVgo’s results and other business highlights.

“EVgo finished 2024 strong, achieving record throughput and stall deployments,” said Badar Khan, EVgo’s CEO. “We’ve secured financing and expect to more than triple our installed base in five years, cementing our leadership in fast charging. As we look forward to 2025, we’ll continue to improve the EVgo customer experience, drive efficiencies and ramp stall development. With our resilient business model, we expect an estimated further 40% growth in revenues in 2025 and achieving Adjusted EBITDA breakeven, while continuing to make investments to develop our next generation charging experience.”

1 A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Business Highlights

●	DOE Loan: On December 12, 2024, EVgo closed a loan guarantee of up to $1.25 billion from the U.S. Department of Energy Loan Programs Office under its Title 17 program, to build approximately 7,500 fast charging stalls across the U.S. over the next five years.
●	Co-Development Agreement for Next Generation Charging Architecture: EVgo and Delta Electronics signed a joint development agreement in January 2025 to co-develop the next generation of chargers to improve customer experience, enhance charger reliability, and drive cost efficiencies with advanced firmware and hardware design with EVgo maintaining the intellectual property of the design.
●	J3400 (NACS) Connectors: First pilot site with native NACS connectors was operational in February 2025. Additional locations anticipated to be added throughout 2025.
●	Stall Development: The Company ended the year with approximately 4,080 stalls in operation. EVgo added more than 1,230 new DC fast charging stalls during the year.
●	Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 269 kilowatt hours per day in the fourth quarter of 2024, an increase of 37% compared to 197 kilowatt hours per day in the fourth quarter of 2023.
●	EVgo Autocharge+: Autocharge+ accounted for 24% of total charging sessions initiated in the fourth quarter of 2024, and the number of Autocharge+ charging sessions in the fourth quarter increased 104% compared to the fourth quarter of 2023.
●	Customer Accounts: Added over 133,000 new customer accounts in the fourth quarter and over 522,000 for the full year 2024, reaching more than 1.3 million overall at year end.
●	PlugShare: PlugShare reached 6.1 million registered users and achieved 9.1 million check-ins since inception.

Financial & Operational Highlights

The below represent summary financial and operational figures for the fourth quarter of 2024.

●	Revenue of $67.5 million
●	Network Throughput[1] of 84 gigawatt-hours
●	Customer Account Additions of over 133,000 accounts
●	Gross Profit of $9.8 million
●	Net Loss of $35.6 million
●	Adjusted Gross Profit[2] of $22.8 million
●	Adjusted EBITDA[2] of ($8.4) million
●	Net Cash Used in Operating Activities of $12.8 million
●	Capital Expenditures of $23.7 million
●	Capital Expenditures, Net of Capital Offsets[2] of $13.8 million

The below represent summary financial and operational figures for 2024.

●	Revenue of $256.8 million
●	Network Throughput[1] of 277 gigawatt-hours
●	Customer Account Additions of over 522,000 accounts
●	Gross Profit of $29.4 million
●	Net Loss of $126.7 million
●	Adjusted Gross Profit[2] of $75.7 million
●	Adjusted EBITDA[2] of ($32.5) million
●	Net Cash Used in Operating Activities of $7.3 million
●	Capital Expenditures of $94.8 million
●	Capital Expenditures, Net of Capital Offsets[2] of $46.4 million

1 Network throughput for EVgo public network excludes dedicated and eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q4'24	Q4'23	Better (Worse)	FY 2024	FY 2023	Better (Worse)
Network Throughput (GWh)	84	50	68%	277	128	116%
Revenue	$67,513	$49,994	35%	$256,825	$160,953	60%
Gross profit	$9,760	$3,540	176%	$29,367	$9,714	202%
Gross margin	14.5%	7.1%	740 bps	11.4%	6.0%	540 bps
Net loss	$(35,608)	$(36,589)	3%	$(126,701)	$(135,466)	6%
Adjusted Gross Profit¹	$22,755	$13,253	72%	$75,689	$41,792	81%
Adjusted Gross Margin[1]	33.7%	26.5%	720 bps	29.5%	26.0%	350 bps
Adjusted EBITDA[1]	$(8,404)	$(13,962)	40%	$(32,474)	$(58,830)	45%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change

Cash flows used in operating activities	$(12,831)	$(7,274)	(76)%	$(7,256)	$(37,055)	80%

GAAP capital expenditures	$23,685	$34,811	(32)%	$94,787	$158,896	(40)%
Less capital offsets:
OEM infrastructure payments	5,237	5,695	(8)%	21,928	21,633	1%
Proceeds from capital-build funding	5,563	7,353	(24)%	17,442	14,432	21%
Proceeds from transfer of 30C income tax credits, net[2]	(938)	—	*	9,040	—	*
Total capital offsets	9,862	13,048	(24)%	48,410	36,065	34%
Capital Expenditures, Net of Capital Offsets[1]	$13,823	$21,763	(36)%	$46,377	$122,831	(62)%

* Percentage not meaningful

[1] Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

[2] During the three months ended December 31, 2024, the Company paid $0.9 million in additional transaction costs related to the transfer of the 30C income tax credits.

	12/31/2024	12/31/2023	Increase
Stalls in operation:
EVgo Public Network[1]	3,450	2,830	22%
EVgo Dedicated Network[2]	110	50	120%
EVgo eXtend™	520	100	420%
Total stalls in operation	4,080	2,980	37%

[1] Stalls on publicly available chargers at charging stations that we own and operate on our network.
[2] Stalls at charging stations that we own and operate on our network that are only available to dedicated fleet customers.

2025 Financial Guidance

EVgo is initiating guidance as follows:

●	Total revenue guidance of $340 – $380 million
●	Adjusted EBITDA* of ($5) million – $10 million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Webcast Information

A live audio webcast for EVgo’s fourth quarter and full year 2024 results will be held today at 8 a.m. ET / 5 a.m. PT. The webcast will be available at investors.evgo.com.

This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,000 fast charging stations across over 40 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, market size and opportunity, capital expenditures and offsets; EVgo’s progress on its network buildout, customer experience, technological capabilities and cost efficiencies; growth in the Company’s throughput; growth in the Company’s commercial charging business; and the Company’s collaboration with partners. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; EVgo’s reliance on the DOE facility for the growth of our business, its ability to fully draw on the DOE loan facility and its ability to comply with the covenants and other terms of the DOE loan facility, EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; any current, pending or future legislation and domestic and foreign government laws, regulations, rules or standards that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; and the impact of  general economic or political conditions, including associated changes in monetary policy such as elevated interest rates and geopolitical events such as the conflicts in Ukraine, Israel and the broader Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$117,273	$208,674
Restricted cash	3,239	472
Accounts receivable, net of allowance of $1,196 and $1,116 as of December 31, 2024 and 2023	45,849	34,882
Accounts receivable, capital-build	17,732	9,297
Prepaids and other current assets	21,282	14,081
Total current assets	205,375	267,406
Property, equipment and software, net	414,968	389,227
Operating lease right-of-use assets	89,295	67,724
Other assets	24,321	2,208
Intangible assets, net	38,750	48,997
Goodwill	31,052	31,052
Total assets	$803,761	$806,614

Liabilities, redeemable noncontrolling interest and stockholders' deficit
Current liabilities
Accounts payable	$13,031	$10,133
Accrued liabilities	42,953	40,549
Operating lease liabilities, current	7,326	6,018
Deferred revenue, current[1]	46,258	32,349
Other current liabilities	1,842	298
Total current liabilities	111,410	89,347
Operating lease liabilities, noncurrent	83,043	61,987
Earnout liability, at fair value	942	654
Asset retirement obligations	23,793	18,232
Capital-build liability	51,705	35,787
Deferred revenue, noncurrent	70,466	55,091
Warrant liabilities, at fair value	9,740	5,141
Other long-term liabilities	8,931	—
Total liabilities	360,030	266,239
Commitments and contingencies
Redeemable noncontrolling interest	699,840	700,964
Stockholders' deficit	(256,109)	(160,589)
Total liabilities, redeemable noncontrolling interest and stockholders' deficit	$803,761	$806,614

1 In 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(in thousands, except per share data)	2024	2023	Change %	2024	2023	Change %
Revenue
Charging, retail	$29,336	$16,678	76%	$96,654	$45,735	111%
Charging, commercial[1]	7,822	4,866	61%	26,686	10,963	143%
Charging, OEM	4,879	2,171	125%	15,554	5,186	200%
Regulatory credit sales	3,013	2,044	47%	8,987	6,679	35%
Network, OEM	1,463	1,126	30%	7,791	5,681	37%
Total charging network	46,513	26,885	73%	155,672	74,244	110%
eXtend	17,882	18,314	(2)%	86,612	72,362	20%
Ancillary[1]	3,118	4,795	(35)%	14,541	14,347	1%
Total revenue	67,513	49,994	35%	256,825	160,953	60%

Cost of sales
Charging network[1]	27,675	18,166	52%	97,116	54,911	77%
Other[1]	17,139	18,677	(8)%	84,353	64,473	31%
Depreciation, net of capital-build amortization	12,939	9,611	35%	45,989	31,855	44%
Total cost of sales	57,753	46,454	24%	227,458	151,239	50%
Gross profit	9,760	3,540	176%	29,367	9,714	202%

Operating expenses
General and administrative	39,964	38,792	3%	141,131	143,015	(1)%
Depreciation, amortization and accretion	4,820	5,564	(13)%	19,806	20,106	(1)%
Total operating expenses	44,784	44,356	1%	160,937	163,121	(1)%
Operating loss	(35,024)	(40,816)	14%	(131,570)	(153,407)	14%

Interest income, net	1,344	2,659	(49)%	7,490	9,754	(23)%
Other expense, net	—	(11)	100%	(18)	(10)	(80)%
Change in fair value of earnout liability	(223)	201	(211)%	(288)	1,076	(127)%
Change in fair value of warrant liabilities	(4,084)	1,378	(396)%	(4,599)	7,163	(164)%
Total other (income) expense, net	(2,963)	4,227	(170)%	2,585	17,983	(86)%
Loss before income tax benefit (expense)	(37,987)	(36,589)	(4)%	(128,985)	(135,424)	5%
Income tax benefit (expense)	2,379	—	*	2,284	(42)	*
Net loss	(35,608)	(36,589)	3%	(126,701)	(135,466)	6%
Less: net loss attributable to redeemable noncontrolling interest	(23,193)	(23,985)	3%	(82,367)	(93,039)	11%
Net loss attributable to Class A common stockholders	$(12,415)	$(12,604)	1%	$(44,334)	$(42,427)	(4)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.11)	$(0.12)		$(0.41)	$(0.46)

*	Percentage not meaningful

[1] During the year ended December 31, 2024, the Company reclassed revenues earned through its dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year Ended
	December 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(126,701)	$(135,466)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	65,795	51,961
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	7,192	11,496
Share-based compensation	21,959	29,724
Change in fair value of earnout liability	288	(1,076)
Change in fair value of warrant liabilities	4,599	(7,163)
Other	(31)	34
Changes in operating assets and liabilities
Accounts receivable, net	(10,966)	(23,809)
Prepaids and other current assets and other assets	(6,913)	(2,697)
Operating lease assets and liabilities, net	792	1,492
Accounts payable	4,972	654
Accrued liabilities	3,274	8,287
Deferred revenue[1]	29,284	29,650
Other current and noncurrent liabilities	(800)	(142)
Net cash used in operating activities	(7,256)	(37,055)
Cash flows from investing activities
Capital expenditures	(94,787)	(158,896)
Proceeds from sale-leaseback transactions	—	15,273
Proceeds from insurance for property losses	316	311
Net cash used in investing activities	(94,471)	(143,312)
Cash flows from financing activities
Proceeds from capital-build funding	17,442	14,432
Contribution from redeemable noncontrolling interest	6,649	—
Payments of deferred debt issuance costs	(10,998)	(286)
Proceeds from issuance of Class A common stock under the equity offering	—	128,023
Proceeds from issuance of Class A common stock under the ATM	—	5,828
Payments of deferred equity issuance costs	—	(4,977)
Net cash provided by financing activities	13,093	143,020
Net decrease in cash, cash equivalents and restricted cash	(88,634)	(37,347)
Cash, cash equivalents and restricted cash, beginning of period	209,146	246,493
Cash, cash equivalents and restricted cash, end of period	$120,512	$209,146

1 In 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes some, but not all of the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change
GAAP revenue	$67,513	$49,994	35%	$256,825	$160,953	60%
GAAP net loss	$(35,608)	$(36,589)	3%	$(126,701)	$(135,466)	6%
GAAP net loss margin	(52.7%)	(73.2%)	2,050 bps	(49.3)%	(84.2)%	3,490 bps

Adjustments:
Depreciation, net of capital-build amortization	13,084	9,729	34%	46,554	32,350	44%
Amortization	4,284	4,831	(11)%	17,443	17,331	1%
Accretion	391	615	(36)%	1,798	2,280	(21)%
Interest income, net	(1,344)	(2,659)	49%	(7,490)	(9,754)	23%
Income tax (benefit) expense	(2,379)	—	*	(2,284)	42	*
EBITDA	$(21,572)	$(24,073)	10%	$(70,680)	$(93,217)	24%
EBITDA margin	(32.0)%	(48.2)%	1,620 bps	(27.5)%	(57.9)%	3,040 bps

Adjustments:
Share-based compensation	$6,486	$8,701	(25)%	$21,959	$29,724	(26)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	964	3,431	(72)%	7,192	11,496	(37)%
Loss on investments	—	10	(100)%	5	26	(81)%
Bad debt expense (recoveries)	396	118	236%	923	470	96%
Change in fair value of earnout liability	223	(201)	211%	288	(1,076)	127%
Change in fair value of warrant liabilities	4,084	(1,378)	396%	4,599	(7,163)	164%
Other[1]	1,015	(570)	278%	3,240	910	256%
Total adjustments	13,168	10,111	30%	38,206	34,387	11%
Adjusted EBITDA	$(8,404)	$(13,962)	40%	$(32,474)	$(58,830)	45%
Adjusted EBITDA Margin	(12.4%)	(27.9%)	1,550 bps	(12.6%)	(36.6)%	2,400 bps

*	Percentage greater than 999% or not meaningful.
[1]

For the year ended December 31, 2024, comprised primarily of costs related to the secondary offering, which closed on December 18, 2024 and costs related to the reorganization of our resources previously announced by us on January 17, 2024. For the year ended December 31, 2023, comprised primarily of costs related to the reorganization of our resources previously announced by us on February 23, 2023, the petition filed by us in the Delaware Court of Chancery in February 2023 seeking validation of our charter and share structure (the “205 Petition”), and employee retention tax credits (“ERCs”) earned under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change

GAAP total charging network revenue[1]	$46,513	$26,885	73%	$155,672	$74,244	110%
GAAP charging network cost of sales[1]	27,675	18,166	52%	97,116	54,911	77%
Charging Network Gross Profit	$18,838	$8,719	116%	$58,556	$19,333	203%
Charging Network Gross Margin	40.5%	32.4%	810 bps	37.6%	26.0%	1,160 bps

[1]

During the year ended December 31, 2024, the Company reclassed revenues earned through its dedicated charging solutions to fleets from commercial charging revenue to ancillary revenue. In addition, the associated costs for those revenues were reclassed from charging network cost of sales to other cost of sales. Previously reported amounts have been updated to conform to the current period presentation.

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change

GAAP revenue	$67,513	$49,994	35%	$256,825	$160,953	60%
GAAP cost of sales	57,753	46,454	24%	227,458	151,239	50%
GAAP gross profit	$9,760	$3,540	176%	$29,367	$9,714	202%
GAAP cost of sales as a percentage of revenue	85.5%	92.9%	(740) bps	88.6%	94.0%	(540) bps
GAAP gross margin	14.5%	7.1%	740 bps	11.4%	6.0%	540 bps

Adjustments:
Depreciation, net of capital-build amortization	$12,939	$9,611	35%	$45,989	$31,855	44%
Share-based compensation	56	102	(45)%	333	223	49%
Total adjustments	12,995	9,713	34%	46,322	32,078	44%
Adjusted Cost of Sales	$44,758	$36,741	22%	$181,136	$119,161	52%
Adjusted Cost of Sales as a Percentage of Revenue	66.3%	73.5%	(720) bps	70.5%	$74.0%	(350) bps

Adjusted Gross Profit	$22,755	$13,253	72%	$75,689	$41,792	81%
Adjusted Gross Margin	33.7%	26.5%	720 bps	29.5%	26.0%	350 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change

GAAP revenue	$67,513	$49,994	35%	$256,825	$160,953	60%
GAAP general and administrative expenses	$39,964	$38,792	3%	$141,131	$143,015	(1)%
GAAP general and administrative expenses as a percentage of revenue	59.2%	77.6%	(1,840) bps	55.0%	88.9%	(3,390) bps

Adjustments:
Share-based compensation	$6,430	$8,599	(25)%	$21,626	$29,501	(27)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	964	3,431	(72)%	7,192	11,496	(37)%
Bad debt expense (recoveries)	396	118	236%	923	470	96%
Other[1]	1,015	(570)	278%	3,240	910	256%
Total adjustments	8,805	11,578	(24)%	32,981	42,377	(22)%
Adjusted General and Administrative Expenses	$31,159	$27,214	14%	$108,150	$100,638	7%
Adjusted General and Administrative Expenses as a Percentage of Revenue	46.2%	54.4%	(820) bps	42.1%	$62.5%	(2,040) bps

[1]

For the year ended December 31, 2024, comprised primarily of costs related to the secondary offering, which closed on December 18, 2024 and costs related to the reorganization of our resources previously announced by us on January 17, 2024. For the year ended December 31, 2023, comprised primarily of costs related to the reorganization of our resources previously announced by us on February 23, 2023, the 205 petition, and ERCs earned under the CARES Act.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q4'24	Q4'23	Change	FY 2024	FY 2023	Change

GAAP capital expenditures	$23,685	$34,811	(32)%	$94,787	$158,896	(40)%

Less capital offsets:
OEM infrastructure payments	5,237	5,694	(8)%	21,928	21,633	1%
Proceeds from capital-build funding	5,563	7,353	(24)%	17,442	14,432	21%
Proceeds from transfer of 30C tax credits, net[1]	(938)	—	*	9,040	—	*
Total capital offsets	9,862	13,047	(24)%	48,410	36,065	34%
Capital Expenditures, Net of Capital Offsets	$13,823	$21,764	(36)%	$46,377	$122,831	(62)%

*	Percentage not meaningful
[1]	During the three months ended December 31, 2024, the Company paid $0.9 million in additional transaction costs related to the transfer of the 30C income tax credits.

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Source: EVgo Inc.